EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 27, 2006, accompanying the consolidated financial statements in the Annual Report of Gilman + Ciocia, Inc. on Form 10-K for the year ended June 30, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Gilman + Ciocia on Forms S-8 (File No. 333-50089, effective April 14, 1998 and file No. 333-14915, effective October 28, 1996).


                                                     SHERB & CO, LLP

New York, New York
September 26, 2006